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Exhibit 5.1

Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP

June 5, 2007

Janus Capital Group Inc.
151 Detroit Street
Denver, Colorado 80206

  Re:
  Janus Capital Group Inc. Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Janus Capital Group Inc. (formerly known as Stilwell Financial Inc.), a Delaware corporation (the "Company"), in connection with the Automatic Shelf Registration Statement on Form S-3 (the "Registration Statement"), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, $0.01 par value per share, ("Common Stock"); (ii) shares of preferred stock, $1.00 par value per share, (the "Preferred Stock"), in one or more series; (iii) senior debt securities, which may be in one or more series (the "Senior Debt Securities"), to be issued under the Indenture dated as of November 6, 2001, between Stilwell Financial Inc. and The Bank of New York Trust Company, N.A. (as successor to The Chase Manhattan Bank) (the "Trustee"), which Senior Indenture is incorporated by reference to Exhibit 4.1 to the Registration Statement (the "Senior Indenture"); (iv) subordinated debt securities, which may be in one or more series (the "Subordinated Debt Securities," together with the Senior Debt Securities, "Debt Securities") which may be issued under one or more indentures relating to the subordinated debt securities, proposed to be entered into between the Company and the Trustee, substantially in the form incorporated by reference to Exhibit 4.2 to the Registration Statement (the "Subordinated Indenture"); (v) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). The Common Stock, the Preferred Stock, the Debt Securities and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement relating to the Offered Securities;

  (ii)
  the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the "Certificate of Incorporation");

  (iii)
  the By-laws of the Company, as currently in effect (the "By-laws");

  (iv)
  the Certificate of Designation establishing the Company's Series A Preferred Stock (incorporated by reference to Exhibit 4.6 to the Registration Statement from Exhibit 3.1.2 to Janus' Registration Statement on Form 10, filed on June 15, 2000);

  (v)
  the Senior Indenture, including the form of senior note included therein (incorporated by reference to Exhibit 4.1 of the Registration Statement from Exhibit 4.1 to Janus' Current Report on Form 10-Q filed on May 6, 2004);

  (vi)
  the Form of Subordinated Indenture, including the form of subordinated note included therein (incorporated by reference to Exhibit 4.2 of the Registration Statement from Exhibit 4.2 to Janus' registration statement on Form S-3, File No. 333-69578); and

  (vii)
  certain resolutions adopted on August 20, 2001 and May 1, 2007 by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the corporate power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect on such parties. We have assumed that the Subordinated Indenture and any supplemental indenture, officers' certificates or board resolution pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, establishing the terms of any Senior Debt Securities or Subordinated Debt Securities, as applicable, will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Senior Debt Securities (as defined below) and the Offered Subordinated Debt Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the "Offered Common Stock"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.
With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the "Offered Preferred Stock"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the "Certificate of Designation") in the form filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

3.
The Senior Indenture has been duly authorized, executed and delivered by each party thereto and has been qualified under the Trust Indenture Act of 1939, as amended, and, with respect to any series of Senior Debt Securities offered by the Company (the "Offered Senior Debt Securities"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Senior Debt Securities and related matters; (v) any supplemental indenture, officers' certificate or board resolution in respect of such Offered Senior Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Senior Debt Securities (including any Senior Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the Senior Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Senior Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Senior Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.
With respect to any series of Subordinated Debt Securities offered by the Company (the "Offered Subordinated Debt Securities"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act and the applicable Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subordinated Debt

  Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Subordinated Debt Securities and related matters; (v) the applicable Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution in respect of such Offered Subordinated Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Subordinated Debt Securities (including any Subordinated Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable Subordinated Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Subordinated Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Subordinated Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1